                                                                  EXHIBIT 10.10

                   THE TRANSFER OF THIS WARRANT IS RESTRICTED
                        AS PROVIDED IN SECTIONS 7 AND 8


                                                       GRANT DATE: June 19, 1996


                              WARRANT CERTIFICATE
                     TO PURCHASE SHARES OF COMMON STOCK OF
                              LEE VIDEO CITY, INC.

     In consideration of $10, certain amendments and consents contained in the Third Addendum to Rentrak National Account Agreement, dated June 19, 1996 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, LEE VIDEO CITY, INC., a California corporation (the "Company"), grants to RENTRAK CORPORATION, an Oregon corporation ("Rentrak"), the right, subject to the terms and conditions of this Warrant, to purchase at any time during the period commencing June ___, 1996 (the "Grant Date"), and ending on September 30, 2005 (the "Expiration Date"), for the Aggregate Purchase Price, that number of shares of the Company's Common Stock specified in Section 2.3 below. The number and character of the Shares which may be purchased upon exercise of this Warrant and payment of the Aggregate Purchase Price per share in effect from time to time are subject to adjustment from time to time as hereinafter provided.

     Section 1. Definitions. As used in this Warrant, unless the context otherwise requires:

          1.1 "Aggregate Exercise Price" means $30,795 for each 1% of the fully diluted Common Stock after taking into account and giving effect to the exercise thereof up to a maximum of $153,975 for 5% of the fully diluted Common Stock. The Aggregate Exercise Price shall be pro rated for any partial exercise of this Warrant. For example, in the event this Warrant is exercised for .5% of the fully diluted Common Stock, the Aggregate Exercise Price would be $15,397.50.

          1.2 "Common Stock" means the Common Stock (no par value) of the Company.

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          1.3  "Company" is defined in the first paragraph of this Warrant.

          1.4 "Exercise Date" means the date when this Warrant is exercised in the manner indicated in Section 2.2.

          1.5 "Exercise Period" means the period commencing on the Grant Date and ending on the Expiration Date.

          1.6 "Exercise Price" means the price per Warrant Share equal to the quotient of (a) the Aggregate Exercise Price divided by (b) that number of shares of the Company's Common Stock which, immediately following the exercise hereof, equal the Shares acquired pursuant to Section 2.3.

          1.7 "Expiration Date" is defined in the first paragraph of this Warrant.

          1.8  "Grant Date" is defined in the first paragraph of this Warrant.

          1.9  "Holder" means initially Rentrak and its subsequent transferees.

          1.10 "Mortco" means Mortco, Inc., an Oregon corporation and a wholly-owned subsidiary of Rentrak.

          1.11 "Related Warrant" means any other Warrant executed and delivered by the Company on terms identical with the terms of this Warrant (except as to the identity of the Holder, number of Warrant Shares or execution date) that is granted pursuant to Section 6 of this Agreement.

          1.12 "Related Warrant Shares" means any shares of Common Stock or other securities issued or issuable upon exercise of any Related Warrant.

          1.13 "Rentrak" is defined in the first paragraph of this Warrant.

          1.14 "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations that replace the Securities Act or any such rules and regulations.

          1.15 "Warrant" means this Common Stock Warrant and each previously executed and cancelled Common Stock Warrant, if any, for which this Warrant has been exchanged.

          1.16 "Warrant Shares" means any shares of Common Stock or other securities issued or subject to issuance upon exercise of this Warrant or upon exchange of a Warrant Share for Warrant Shares of different denominations.

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     Section 2. Duration and Exercise of Warrant; Computation of Shares.

          2.1 Vesting. This Warrant shall vest in its entirety on the Grant Date and expire on the Expiration Date.

          2.2 Exercise of Warrant. This Warrant shall be immediately exercisable by Rentrak, in whole or in part, at any time during the Exercise Period.

          This Warrant may be exercised by the Holder during the Exercise Period, by (i) surrendering this Warrant to the Company, (ii) tendering to the Company the payment due with regard to the Aggregate Exercise Price, and (iii) executing and delivering to the Company the attached Exercise Form.

          2.3 Number of Shares. The number of shares for which this Warrant may be exercised shall be that number of shares of the Company's Common Stock which, immediately following and giving full effect to the exercise thereof, will equal the applicable percentage of the Company's Common Stock then in effect when the Revenue Replacement Requirement is satisfied according to the Schedule below, calculated on a fully diluted basis (as defined below):

        Time Period During
     Which Revenue Replacement              Percentage of Shares
     Requirement is Satisfied                  of Common Stock
     ------------------------                  ---------------
June 19, 1996 through June 18, 1997                   1%
June 19, 1997 through June 18, 1998                   2%
June 19, 1998 through June 18, 1999                   3%
June 19, 1999 through June 18, 2000                   4%
After June 18, 2000                                   5%

The "Revenue Replacement Requirement" shall mean that the Company has made revenue sharing and handling fee payments to Rentrak pursuant to the Rentrak National Account Agreement, as amended, in the amount of at least $192,500 during any consecutive twelve (12) month period after the Grant Date, which payments are derived solely from the Company's Retail Locations (as defined in the National Account Agreement, as amended) not currently participating or required to participate as of the Grant Date on Rentrak's PPT System pursuant to the Rentrak PPT Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS WARRANT, ONCE THE COMPANY HAS SATISFIED THE REVENUE REPLACEMENT REQUIREMENT, THIS WARRANT SHALL BE EXERCISED FOR THAT NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK WHICH, IMMEDIATELY FOLLOWING AND GIVING FULL EFFECT TO THE EXERCISE THEREOF, WILL EQUAL ONE-HALF OF ONE PERCENT (.5%) OF THE COMPANY'S COMMON STOCK, CALCULATED ON A FULLY DILUTED BASIS.

     As used herein, the term "calculated on a fully diluted basis" shall include the sum of the number of shares of Common Stock actually outstanding at such time (without regard to any shares held in the treasury of the Company), including any shares of Common Stock issued upon prior exercises of this Warrant, plus the number of shares of Common Stock

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which may be purchased at such time upon the exercise of any outstanding rights or options to purchase securities of the Company (other than this Warrant) plus any shares of Common Stock which may be issuable at such time upon the conversion or exchange of any outstanding securities convertible or exchangeable, in whole or part, into shares of Common Stock.

     Upon exercise of this Warrant, the holder hereof shall receive, in addition to the number of shares of Common Stock which it is entitled to receive hereunder, such additional number of shares of capital stock or other securities or property (other than cash) distributed by the Company from time to time after the Grant Date of this Warrant with respect to the Common Stock which the holder of this Warrant would have received had the holder exercised the Warrant immediately prior to distribution or issuance of any such shares, securities or property by the Company with respect to the number of shares of Common Stock received upon exercise of this Warrant.

          2.4  CERTIFICATES. Within a reasonable time but no more than fifteen
(15) days after exercise, certificates for such Warrant Shares shall be delivered to the Holder.

          2.5 SECURITIES ACT COMPLIANCE. Unless the issuance or transfer of the Warrant Shares shall have been registered under the Securities Act, as a condition of its delivery of the certificates for the Warrant Shares, the Company may require the Holder (including any transferee of the Warrant Shares in whose name the Warrant Shares are to be registered) to deliver to the Company, in writing, representations regarding the purchaser's sophistication, investment intent, acquisition for its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering, and the Company may place conspicuously upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Holder (including such transferee):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE BLUE SKY LAWS OF ANY JURISDICTION. SUCH
     SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF THE COMPANY, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS OR THERE
     HAS BEEN DELIVERED TO THE COMPANY AN OPINION OF
     COUNSEL, SATISFACTORY TO THE COMPANY, TO THE EFFECT
     THAT SUCH REGISTRATION AND QUALIFICATION IS NOT
     REQUIRED.

The Company need not register a transfer of this Warrant or the Warrant Share unless the conditions specified in such legend and in Section 8 are satisfied.

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     Section 3. VALIDITY AND RESERVATION OF WARRANT SHARES. The Company
covenants that this Warrant and any Warrant Shares will be validly issued, fully paid, nonassessable and free of preemptive rights. The Company agrees that so long as this Warrant may be exercised, the Company will have authorized and reserved for issuance upon exercise of this Warrant a sufficient number of Warrant Shares to provide for exercise in full.

     Section 4. FRACTIONAL SHARES. No fractional Warrant Share shall be issued upon the exercise of this Warrant. With respect to any fraction of a Warrant Share otherwise issuable upon any such exercise, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Exercise Price.

     Section 5. LIMITED RIGHTS OF THE WARRANT HOLDER. The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a holder of Common Stock of the Company, either at law or equity, until such Warrant shall have been exercised and the Holder shall have been issued certificates representing the Warrant Shares and the Holder shall be deemed to be the holder of record of Warrant Shares as provided in this Warrant, at which time the person or persons in whose name or names the certificate or certificates for Warrant Shares being purchased are to be issued shall be deemed the holder or holders of record of such shares for all purposes.

     Section 6. ADJUSTMENTS UPON CERTAIN EVENTS.

          (a) If this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive upon the exercise of this Warrant and payment of no additional consideration other than the Aggregate Exercise Price, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 6(a), would create a fractional share of Common Stock or a right to acquire a fractional share subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 6(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

          (b) If this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization, sale of all or substantially all of the Company's assets, liquidation of the Company, or other similar event, occurring after the Grant Date, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity or are otherwise entitled to receive shares of stock or other securities or property, then the Holder exercising this Warrant shall receive, upon the exercise of this Warrant and payment of no additional consideration other than the Aggregate Exercise Price, the aggregate number and class of shares or other property which such Holder would have received if this Warrant had

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     been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization, sale of all or substantially all of the Company's assets, or liquidation, or other similar event. If any adjustment under this Section 6(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 6(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated. The above provisions of this Section 6(b) shall apply to successive events described above.

     Section 7. EXCHANGE, TRANSFER OR LOSS OF WARRANT.

          7.1 EXCHANGE. This Warrant is exchangeable, without expense to the Holder and upon surrender hereof to the Company, for Related Warrants of different denominations entitling the Holder to purchase Related Warrant Shares equal in total number and identical in type to the Warrant Shares covered by this Warrant.

          7.2 TRANSFER. Subject to the provisions of Section 8, upon surrender of this Warrant to the Company with the attached Assignment Form duly executed, the Company shall, without charge, execute and deliver a Related Warrant to the assignee named in such Assignment Form, and this Warrant shall promptly be cancelled.

          7.3 LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) indemnification or bond in form and substance acceptable to the Company, or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a Related Warrant of like denomination. Any such Related Warrant executed and delivered shall constitute an additional obligation of the Company, whether or not this Warrant, reportedly lost, stolen, destroyed or mutilated, shall be at any time presented by anyone to the Company for exercise.

     Section 8. TRANSFER RESTRICTION.

          8.1 GENERAL. Anything contained hereto to the contrary notwithstanding, this Warrant may not be assigned, transferred (by operation of law or otherwise), hypothecated or sold (other than to a wholly-owned subsidiary of Rentrak), except as set forth in Section 8.2. Any such assignment or transfer shall be made by surrender of this Warrant to the Company or at the office of its transfer agent, if any, with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax, whereupon the Company shall, without charge, execute and deliver a Related Warrant in the name of the assignee and this Warrant shall promptly be cancelled.

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          8.2  Securities Law Compliance. Except pursuant to the requirements of
Rule 144 of the Securities Act, the Warrant and Warrant Shares may not be sold, transferred, assigned or otherwise disposed of except as follows:

               (a) to a person who, in the opinion of counsel satisfactory to the Company and in the opinion of the Company's counsel, is a person to whom the Warrant or Warrant Shares may legally be transferred without registration under the Securities Act and without the delivery of a current prospectus with respect thereto; or

               (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities (as to which a registration statement under the Securities Act shall then be in effect) and the offering thereof for such sale or disposition.

          The Holder agrees that it will not at any time offer to sell, sell, transfer, pledge or otherwise dispose of this Warrant, or, upon receipt of the Warrant Shares after exercise hereof, any of such Warrant Shares, except pursuant to either (a) an effective registration statement under the Securities Act or (b) an opinion of counsel satisfactory to the Company to the effect that such registration is not required. The Holder acknowledges that, in taking this unregistered Warrant, or in taking unregistered Warrant Shares upon exercise hereof, the Holder must continue to bear the economic risk of such investments for what may be an indefinite period of time. The Holder further agrees hereby that, prior to any transfer of this Warrant or any Warrant Shares received upon any exercise hereof (if such Warrant and/or Warrant Shares are not registered under the Securities Act), it will give written notice to the Company of its intention to effect such transfer. Upon receipt of such notice, the Company will promptly present it to counsel for the Company and counsel for the Holder and if the Company receives the opinion of such counsel, in form and substance satisfactory to the Company, that the proposed transfer may be effected without registration under the Securities Act and applicable state law, the Holder shall be promptly notified and shall be entitled to effect the transfer of this Warrant and/or the Warrant Shares in accordance with the terms specified in the notice delivered to the Company. The provisions of this Section 8.2 shall be binding upon all subsequent Holders of this Warrant and upon all subsequent holders of the certificates for the Common Stock bearing the legend specified in
Section 2.5 hereof.

          8.3 Representations of Holder. The Holder represents that it has acquired this Warrant for investment purposes only, for its own account, and not with any present view to, or any offer to sell in connection with, the distribution thereof. The Holder represents that it is a "accredited investor" as that term is defined under Regulation D of the Securities Act.

     Section 9. Representations and Warranties. The Company represents and warrants to Rentrak the following:

          9.1 Authority. The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder or contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its terms.

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          9.2  Valid Agreement. This Warrant, and the issue and delivery thereof has been duly and validly authorized, and this Warrant, when issued and delivered as provided in this Agreement, will be duly and validly issued and outstanding, and will constitute a valid and binding obligation of the Company.

     Section 10. Registration Rights. The Warrant Shares are hereby granted and shall have all of the registration rights previously granted to Mortco under that certain Registration Rights Agreement, dated as of August 24, 1995 (the "Rights Agreement"), by and between Mortco and the Company, the terms of which are incorporated herein by this reference as if fully set forth herein; provided, however, that (a) the term "Shares" used in the Rights Agreement shall
--------  -------
mean the Warrant Shares, (b) the term "Holder" used in the Rights Agreement shall mean a Holder as defined herein, (C) the term "Mortco" used in the Rights Agreement shall mean Rentrak as defined herein, and (d) the term "Agreement" used in the Rights Agreement shall mean this Warrant.

     Section 11. Miscellaneous.

          11.1 Successors and Assigns. All the covenants and provisions of this Warrant that are by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

          11.2 Notice. Notice or demand pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

          Lee Video City, Inc.
          6851 McDivitt Street, Suite A
          Bakersfield, CA 93313
          Attention: Robert Y. Lee

Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Holder shall be given to the Holder by first-class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

          Rentrak Corporation
          Attention: Ron Berger
          7227 N.E. 55th Ave.
          Portland, OR 97218

and to any other Holder addressed at his last known address as it shall appear on the books of the Company, until another address is designated in writing, with a copy to Rentrak Corporation by like mail.

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                                         [Signature Page to Warrant Certificate]

          11.3 Applicable Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Oregon. For any action related to the judicial enforcement or interpretation of this Agreement, the parties hereby expressly submit themselves to the jurisdiction of the Circuit Court for the County of Multnomah, State of Oregon or the Federal Court for the District of Oregon.

          11.4 Headings. The article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

     This Warrant is executed as of June 19 , 1996.

AGREED AND ACCEPTED:

COMPANY:                                RENTRAK:


Lee Video City, Inc.                    Rentrak Corporation

By /s/ Robert Y. Lee                    By
  -----------------------------           -----------------------------
  Robert Y. Lee, President                Ron Berger, President




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